UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2014

DIXIE FOODS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-54536	80-0608195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o KCI Investments, LLC 4033 South Dean Martin Drive Las Vegas, Nevada 89103
(Address of principal executive offices)

(702) 834-7101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Effective on September 29, 2014, Dixie Foods International, Inc., a Florida corporation (the “Registrant”), entered into a Binding Letter of Intent (the “Binding LOI”) with Pj Fresno Enterprise Inc. (the “Seller”), providing for the acquisition, by the Registrant or a subsidiary of the Registrant, of all of the assets and business of the owner and operator of two Papa John’s franchise locations from the Seller. The transactions underlying the Binding LOI become effective within a mutually-agreed number of days following documentation and signing of a definitive agreement.

The Binding LOI is subject to the following conditions: (i) execution of a definitive agreement on terms substantially similar to those contained in the Binding LOI; (ii) the provision by the Seller to the Buyer of its organizational documents, business licenses and permits, contractual obligations and agreements, and other due diligence materials; (iii) the assignment of the existing leases between the Seller and the landlord for each of its two locations, and (iv) approval by Papa John’s International – the franchisor of Papa John’s restaurants.

The Registrant issued a press release regarding the Binding LOI on September 29, 2014, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit 99.1	Press release dated September 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIXIE FOODS INTERNATIONAL, INC

Dated: September 29, 2014	/s/ Richard Groberg
Richard Groberg
Chief Financial Officer